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                                                                   EXHIBIT 10.15

LEASE AGREEMENT ENTERED INTO BY AND BETWEEN FREDERICK CLARKE SANDERS, Jr., FREDERICK SANDERS FLOURIE, MONIQUE SANDERS FLOURIE, SCOTT MICHAEL SANDERS FLOURIE, AND CARLO E. MUZQUIZ DAVILA (HEREINAFTER JOINTLY REFERRED TO AS "THE LESSOR"), AND COASTCAST TIJUANA, S DE R.L. DE C.V. (HEREINAFTER REFERRED TO AS THE "LESSEE"), REPRESENTED HEREIN BY MR. RAMON IBARRA FRANCO, PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES:

                                   R E C I T A L S

1.     THE LESSOR hereby declares that:

        a) It is a fideicommissary with powers to lease and perform improvements regarding the land identified as Lots F1 and F2, located at PASEO DEL CUCAPAH, FRACCIONAMIENTO EL LAGO, in the city of Tijuana, Baja California, as proven by public deed annexed herein as Attachment "A", with 30,614.15 square meters of surface (hereinafter referred to as the "Land", together with a plan stating the exact location of it, as well as its description under attached "A-1", which jointly constitute the present agreement.

        b) It is currently arranging to obtain official documentation on the part of the competent authorities that so define the industrial use of the Land.

        c) The Land has access to water, drainage, electricity, and electrical capabilities to provide services to the improvements, as defined hereinbelow, according to the requirements and specifications detailed in Attachment "B" herein, as well as to the Expansion Improvements, a term which is also defined hereinbelow.

        d) For the purposes of this Lease Agreement, the address at which it has its principal place of business is: BOULEVARD PACIFICO NO. 14533, PARQUE INDUSTRIAL PACIFICO, TIJUANA, BAJA CALIFORNIA.

        e) It has agreed to perform certain improvements to the Land, which are defined in Clause 2, as follows, and to lease said Land and the Lessor Improvements to the Lessee (hereinafter jointly referred to as "Leased Property")

        f) The land is free from any encumbrances and other ownership limitations, with the exception of easements, agreements, park regulations (as such term is defined hereinafter), along with other service constraints or easements, referred to as the "Permitted Easements").

        g) They have the powers to enter into this agreement as accredited in the deed, as pertinent, with public deeds annexed hereof as Attachment "A", and ratified herein by Bancrecer, S.A. Said powers have not been revoked nor constrained.

        h) Is currently undertaking the organization of an association of tenants and owners of real estate and improvements in the PARQUE INDUSTRIAL EL LAGO (the "Park Association"), which shall operate according to its own statutes and the regulations of the PARQUE INDUSTRIAL EL LAGO (hereinafter the "Park Regulations"), annexed hereof as Attachment "C".

        i) For purposes of collection of rents and any additional rights derived hereof, they appoint Mr. Frederick Clarke Sanders as trustee of all individuals that form the LESSOR.

II.     Mr. Ramon Ibarra Franco hereby declares that:

        a) Coastcast Tijuana, S. de R.L. de C.V. is a duly organized company under the Mexican General Corporation Law, pursuant to public deed number 28155, volume 585, dated the 16th day of December, 1997, and granted before the faith of Notary Public Number Eight (8) for the City of Mexicali, Victor Ibanez Bracamontes, Attorney at Law, copy of which is annexed herein as Attachment "D".

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        b)   It possesses sufficient powers to represent the Lessor, which have not been revoked nor constrained in any way, as accredited in the public deed referred to in the preceding paragraph.

        c) The address of its constituent shall be precisely that of the Leased Property. However, for purposes of previous notices to the Lessee prior to Final Occupancy, as this term is defined hereinafter, the address of the Lessee shall be as described in Clause 21.

        d) Its constituent wishes to enter into this lease with the Lessor regarding the Leased Property, according to the following terms and conditions.

Pursuant to the above, both parties agree as follows:

                                    C L A U S E S:

I.-   LEASE AND DELIVERY

The LESSOR hereby leases to LESSEE and LESSEE hereby leases from LESSOR the Leased Property described in Attachments "A" and "A1" hereof.

II.-    INDUSTRIAL INSTALLATIONS.

2.1 The LESSOR shall, at its expense, perform all works, provide all the necessary labor and all new items, and shall obtain all the necessary certificates and permits to build an industrial shell with a surface of 185,907 sq. feet on the Leased Property (hereinafter the "Industrial Installations"), in compliance with the preliminary plans, specifications, construction schedule, and construction terms so established by both parties, and which are annexed herein as Attachment "A1".

2.2 Through the approval of the plans and specifications, the LESSEE shall not assume technical accountability for the terms stated in Attachment "A1" herein. Approval on the part of the LESSEE is of a general nature, unless agreed upon otherwise, and does not exonerate the LESSOR of its accountability for the design, construction, and building of the Industrial Installations under the terms so required.

2.3 The LESSOR shall carry out all constructions regarding the LESSOR Improvements, in compliance with all laws, ordinances, regulations, orders of governmental authorities, as well as with the Park Regulations, which are annexed herein as Attachment "C". The term "LESSEE Improvements" shall refer to all those improvements so described in Clause 4 hereinbelow.

        The LESSOR shall compensate and exonerate the LESSEE from any and all claims or charges filed by contractors that perform the Industrial Installations, or by the authorities that in a declarative but not limitative manner include: payments to the INSTITUTO MEXICANO DEL SEGURO SOCIAL (Mexican Social Security Institute, or IMSS), the FONDO NACIONAL PARA LA VIVIENDA DE LOS TRABAJADORES (National Fund for Workers Housing, or INFONAVIT), and the fiscal authorities, as well as damages and fees that result, or may originate from the lack of compliance of the obligations on the part of the LESSOR due to the construction of the Industrial Installations and equipment for the Leased Property, according to the requirements of applicable laws and ordinances.

2.4 The LESSOR acknowledges and is in agreement with the LESSEE that the latter may request modifications regarding the design and specifications of the LESSOR Improvements, provided said modifications do not affect their cost or the works in accordance with the construction schedule pertaining to the latter. In the event that said changes affect the costs of the LESSOR Improvements, or the works in accordance with the construction schedule, the LESSOR and the LESSEE shall jointly determine the effect of those changes on the costs, as well as any extension to the construction schedule. If such were the case, where both parties were not able to reach an agreement regarding the costs and time in order to carry out said requested modifications, and also in the event that they

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        could not reach an agreement that resolves the dispute at issue in a satisfactorily manner, both parties agree to solve said controversy through Arbitration in accordance with what is provided in Clause
        23.5 herein. The LESSOR agrees to provide the LESSEE with a copy of the request for modifications addressed to the constructor showing the costs and construction schedule, in order to obtain authorization on the part of the LESSEE for such purposes.

2.5 The LESSOR shall diligently complete the LESSOR Improvements in the Leased Property according to the plans and specifications, so that the LESSEE may utilize and occupy said Improvements in accordance with the following schedule:

        a)   Beneficial Occupancy of the Leased Property: February 15, 1998.

        b)   Final Occupancy of the Leased Property: March 15, 1998.

        For the purposes of this clause, Beneficial Occupancy and Final Occupancy are defined as follows:

        BENEFICIAL OCCUPANCY: Shall be defined as delivery to the LESSEE of the industrial area of the LESSOR Improvements, including walls, roofs, doors, floors, floor coverings, platforms and interior paint jobs, the entire production area (the "Initial Improvements"), so that the LESSEE may install its equipment within the Leased Property and begin the construction of certain improvements on the part of the LESSEE to the Leased Property, so that all such fixtures, equipment and any other improvements carried out on the part of the LESSEE are sale and may not be damaged by climate conditions or the construction process.

        FINAL OCCUPANCY: Shall be defined as the substantial completion of all works and finishes of the interior part of the industrial area and office area, as well as all the exterior parts and infrastructure of the LESSOR Improvements, in order to allow the LESSEE to make use of the Leased Property to commence normal unfolding of its operations unhindered, excluding non functional aesthetical issues or the punch list, without exceeding the amount of $66,000.00 Dollars, legal currency of the United States of America, regarding the construction costs of the LESSOR Improvements, in compliance with what is stated in Attachment "B" herein. In the event the cost for the construction of what is stated in the punch list exceeds the amount of $66,000.00 Dollars, legal currency of the United States of America, the date of the Final Occupancy shall be deferred in accordance with what is stated in Clause 2.10. The LESSOR agrees to conclude pending issues appearing in the punch list within a period of thirty (30) of the Date of Final Occupancy.

               By virtue of the aforesaid, the Date of Final Occupancy shall be that in which the LESSEE acknowledges the completion of the LESSOR Improvements, with the exception of the aforementioned punch list, as the result of an inspection carried through within the Leased Property by the representatives of the LESSEE and the LESSOR. Notwithstanding the aforementioned, in the event that a difference of opinions arises between the LESSEE and the LESSOR regarding the Date of Final Occupancy, both parties agree to perform to the best of their ability in order to amicably resolve the difference. If the difference still remains after a period of thirty (30) days following the notice of completion of the LESSOR Improvements, said difference shall have to be resolved through arbitration according to what is stated hereinbelow.

2.6 At all times, and upon signature of this agreement, the LESSEE and/or its representative, shall have the right to enter the Leased Property to inspect progress on construction of the LESSOR Improvements, and the LESSOR shall have readily available for the LESSEE and/or its representative, the construction log and any other construction report that is available so that the LESSEE and/or its representative, may continually assess the construction of the LESSOR Improvements. If so required by the LESSEE, the LESSOR shall make arrangements for the English translation of said reports for the LESSEE, and the LESSEE agrees to reimburse the LESSOR for any expense disbursed pertaining to said translations.

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2.7     The LESSOR agrees to contract the services of a reputable laboratory approved by the LESSEE, and to provide the LESSEE with a copy of all results of tests done by the LESSOR or its contractors relating to the Leased Property or the construction of the LESSOR Improvements, and the LESSEE shall have the right to carry out independent tests in any part of the Leased Property, LESSOR Improvements, construction materials and fixtures. Such verification shall be at its own expense to determine if whether the Industrial installations are built in compliance with Attachment "B" hereof. Said independent tests carried out by the LESSEE shall exonerate the LESSOR of any obligation to build the LESSOR Improvements in compliance with Attachment "B" hereof.

2.8 In the event the results of any of the tests indicate the existence of a substantial deviation regarding the completion and specifications of the Lessor Improvements, the LESSEE shall notify the LESSOR of said deviation, and shall require an immediate correction of it, for which the LESSOR agrees to swiftly comply with said requirement.

2.9 In the event the LESSOR does not complete the construction of the LESSOR Improvements so that the LESSEE may occupy the Leased Property on the date of the Beneficial Occupancy stated hereinabove, the LESSEE shall have the right to receive a contractual penalty due to damages, which consists in the reduction of a day of rent for each calendar day of delay in the completion of the Initial LESSOR Improvements in compliance with Attachment "B" and with Clause 2.5 hereof, which defines the improvements to be completed at said date. The aforesaid reduction shall be applied to the first month and, when pertinent, to the subsequent months beginning on the month when the LESSEE commences payment of rents, as is stated herein.

        Notwithstanding the aforementioned, not the aforesaid penalty nor the rent reduction shall extend the date of the Final Occupancy, nor shall it diminish the compensation for damages the LESSEE has the right to receive in the event the LESSOR fails to comply in the delivery to the LESSEE of the Final Occupancy on the date stated in Clause 2.5 hereinbefore.

2.10 In addition, when the LESSOR fails to comply with the completion of the construction of the LESSOR Improvements, in compliance with Attachment "B", during or before the date of the Final Occupancy of the Leased Property, the LESSEE shall have the right to receive as compensation for damages, and in addition to the reduction of the rent stated in the preceding clause, an amount equivalent to two (2) days of rent for each calendar day of delay of the projected dates for the Final Occupancy. Also, and in the event said delay exceeds a period of thirty (30) days following the date of the Final Occupancy, the penalty for damages shall double, beginning on the thirty-first day of delay after said date of the Final Occupancy, for an amount equivalent to four (4) days of rent for each day of delay, with the understanding, notwithstanding, that (i) in case said delay continues for thirty (30) days after the date of the Final Occupancy as stated hereinabove, or (ii) in case the construction of the installations is stopped or suspended due to the lack of permits or due authorizations from the competent authorities for a period of thirty (30) or more consecutive days (except due to Acts of Nature or Force Majeure), then, in any of said cases, the LESSEE, at its own choice, shall terminate this agreement, for which the LESSEE shall have a right to immediately receive from the LESSOR the reimbursement of every rent deposit and/for advance that the LESSEE may have paid to the LESSOR to date according to what is stated hereto for, to continue with the accumulation of liquid damages. Any rent deduction granted according to this clause shall be applied to the first months, and in the event it is applicable to the months following the ones when the LESSEE begins rent payments, as is stated herein. The parties acknowledge and agree that the date of the Final Occupancy shall be extended for a period equivalent to the delays attributable to the LESSEE, or to its contractors or subcontractors, or due to an Act of Nature or Force Majeure.

2.11 Notwithstanding what is stated in paragraph 2.5 hereinbefore, the LESSOR expressly acknowledges and agrees that the LESSEE may go inside the Leased Property at any given moment during the construction of the LESSOR Improvements, in order to carry out the initial installations of the LESSOR Improvements in accordance with the construction schedule, and with the understanding that said installations shall not interfere with the construction of the LESSOR Improvements. Also, it

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        is understood that the entry of the LESSEE to the Leased Property at any given moment prior to the completion of the construction of the LESSOR Improvements, shall not be understood as the completion of the construction of the LESSOR Improvements in their entirety, or in part, as is stated herein.

III.    OCCUPANCY BY LESSEE

The LESSEE shall use the Leased Property for manufacturing and storage activities, as well as for any other activity with industrial purposes as permitted by the Law, and that do not breach what is stated in the Park Regulations.

3.1 The LESSEE may, at its own risk and expense, install in the Leased Property, all those improvements, fixtures, equipment and furniture it deems necessary, which at every given moment shall be considered as exclusive property of the LESSEE, provided such goods are installed and removed without any substantial damage to the Leased Property.

3.2 The LESSEE shall repair the damages caused to the Leased Property during the installation or removal of the improvements, fixtures, equipment, and furniture stated in the preceding paragraph.

3.3 The LESSEE shall comply with the installation and removal of fixtures and equipment in accordance with all applicable laws, ordinances and regulations, assuming liability for any violation hereof.

3.4 The LESSEE agrees to withdraw said improvements, equipment and/or furniture it may have installed in the Leased Property before the date of the term of the lease, in order to leave the Leased Property in its normal conditions, with the understanding that the LESSOR Improvements include the piercing of roofs of the Leased Property. After having removed said improvements, the LESSEE shall repair the damaged area, and shall have to install a new roof section made up of corrugated steel. In the event the LESSEE fails to comply in removing said improvements, fixtures, equipment, and/or furniture from the Leased Property according to the terms provided hereinabove, the LESSOR shall have the right whether to remove said improvements, fixtures, equipment, and furniture from the Leased Property at the expense of the LESSEE, or to consider that said improvements, fixtures, equipment, and/or furniture have been gratuitously abandoned in the Leased Property by the LESSEE in favor of the LESSOR.

3.5 The LESSEE may not modify the basic structure, facade, and the essential public utilities of the Leased Property, and may not perform works or modifications resulting in a value exceeding $50,000.00 dollars (Fifty Thousand Dollars, 00/100, legal tender of the United States of America), without prior consent and in written form from the LESSOR, which shall not be denied without sufficient grounds.

IV.-    LESSEE IMPROVEMENTS

4.1 The LESSEE, at its expense, may install and build certain additional improvements, and it may also perform certain modifications, expansions, or additions to any of the LESSOR Improvements, provided said alterations, expansions, improvements and additions do not affect in an adverse manner the structural support of said LESSOR Improvements, or reduce the just market value of the Leased Property to a value below the value the Leased Property would have before their completion, provided said alterations are performed in a diligent manner, following working standards in compliance with all applicable laws, ordinances, regulations, and orders of governmental authorities.

4.2 The LESSOR acknowledges and agrees that said Lessor Improvements shall be the exclusive property of the LESSEE, and may be removed, at LESSEE'S choice, from the Leased Property in compliance with provisions stated in Clause 3 hereof.

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4.3     The LESSEE shall compensate and exonerate the LESOR from any demand, claim due to furnishing of materials, claims on the part of the governmental authorities that in a declarative but not limitative manner include the INSTITUTO MEXICANO DE SEGURO SOCIAL (Mexican Institute for Social Security, or IMSS), the FONDO NACIONAL DE LA VIVIENDA PARA LOS TRABAJADORES (National Fund for Worker Housing, or INFONAVIT), and fiscal authorities; as well as any damage and expense resulting from the noncompliance on the part of the LESSEE of any of its obligations for the construction of the structures and Lessee Improvements, installations, machinery and equipment, repairs of the Leased Property when so required, in compliance with this agreement.

V.-     USE OF LEASED PROPERTY AND THE ENVIRONMENT

5.1 The LESSOR expressly acknowledges that the LESSEE intends to make use of the Leased Property as installations for warehouse and factory, and therefore expressly authorizes use of the Leased Property on the part of the LESSEE as general offices, warehouse, factory, storehouse, repair services, engineering services, sales, demonstration of products and training of clients and employees, and as secondary purposes as warehouse, vehicles parking spaces, and all other uses deemed incidental and in relation with manufacturing, storage and installation of offices with a legitimate intent. During the term of this lease the LESSEE shall not perform or permit any act within the Leased Property that violates the laws, ordinances, regulations, Park restrictions, or orders of governmental authorities.

5.2 The LESSOR guarantees that the Leased Property has not been previously used for an industrial or commercial purpose, and that it is free from any hazardous or toxic substances as these terms are defined in the current legislation. The LESSOR agrees to compensate and quickly exonerate the LESSEE from any claim or liability that may result with regards to the preceding item. Also, the LESSOR shall have to make the arrangements so that any lessee or owner of properties adjacent to the Leased Property complies with all the laws and regulations pertaining to hazardous or toxic residues or substances, and agrees to exonerate the LESSEE from any claim or liability derived from such item.

5.3 The LESSOR shall not be liable for any pollution caused by the LESSEE to the Leased Property during the term hereof, or any extension of it. The LESSEE agrees to compensate and exonerate the LESSOR from any liability that may result with regards to the use of the Leased Property on the part of the LESSEE, except when caused by a noncompliance on the part of the LESSOR.

VI.-    RENT

6.1 Beginning on the date of the Commencement of the Lease (as such term is defined hereinbelow), and during the initial effective term hereof, the LESSEE shall pay the LESSOR, at its domicile, or at any other domicile so indicated by the LESSOR, and within the first ten
        (10) days of each month, a monthly rent amounting to $57,631.00 (Fifty Seven Thousand Six Hundred and Thirty One and 00/100) Dollars, currency of the United States of America, or its equivalent in Pesos, Mexican Currency. Notwithstanding the aforementioned, during the first year of the lease as of the Date of Commencement of the Lease, as said term is defined in clause 7.2 hereof, the amount of $15,717.55 Dollars, U.S. currency, shall have to be credited each month towards the rent payments concerning the first eleven (11) monthly rent payments in compliance with what is stated in clause
        19.1 hereof.

6.2 The monthly rent stated hereinabove shall be increased on an annual basis by two percent (2%), as of the second year, and said increase shall remain effective during and until the eighth (8th) year of the lease, thereby remaining without an increase on the ninth (9th) and tenth (10th) year of this lease.

6.3 In order to calculate the monthly rent, if paid in Pesos, Mexican Currency, the parties shall use the highest effective exchange rate currently in the sales market as used by the BANCO NACIONAL DE MEXICO, BANCOMER, and BANCA SERFIN, on the day of payment, or on the immediately preceding

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        business day, when the payment day is a nonworking day for bank institutions.

6.4 In the event the LESSEE decides to exercise the lease option stated in clause 7.4 hereof, the parties agree that the initial monthly rent with reference to said extension period, shall have to be equal to the rent corresponding to the fifth (5th) year of the original period of this lease. Subsequently, and during the extension periods, the monthly rent shall be increased at an annual rate of two percent (2%), during each anniversary of the new Date of Commencement of the Lease.

6.5 In the event of a delay, the LESSEE agrees to pay the LESSOR for damages, a monthly rate of five percent (5%) on the unpaid amounts, as of the tenth (10th) day elapsed once said notice of delay has been notified.

VII.    EFFECT OF LEASE AND DELIVERY OF THE LEASED PROPERTY

7.1 The life of the agreement shall be for a period of ten (10) compulsory years for the parties, unless it is extended in accordance with the provisions hereof, (hereinafter the "Period of Lease" or "Term of this Agreement"). The Term of this Agreement shall commence as of the date of Final Occupancy, the date when the LESSOR Improvements have been completed (hereinafter "the date of Commencement of the Lease").

7.2 Date of Commencement of Rent: The first month of rent shall have to be paid in thirty days following the date of Final Occupancy. All adjustments to the rent, as stated in Clause 6.2 and 6.4 hereinabove, shall come into effect on the anniversary of the Date of Commencement of the Lease.

7.3 Notwithstanding the aforementioned, it is agreed upon that the LESSEE shall have access to the Leased Property in order to install the LESSEE Improvements as of the 15th day of January, 1998.

7.4 The LESSEE shall have the option of renewing the "Period of the Lease" for two (2) additional periods or terms of five (5) years each (hereinafter the "Period of Extension") by means of a simple notice furnished to the LESSOR upon expiration of the initial period of the lease or any of its extensions.

VIII.   INSURANCE

8.1 As of the Date of Commencement of the Lease, and during the life of this agreement, the LESSEE agrees to obtain an insurance policy covering the Leased Property against fire, Act of God or Force Majeure, explosion, and any other risk covered by the policy known as "Comprehensive Coverage Extension". The corresponding insurance policy shall be obtained for an amount enough to cover the replacement cost of $3,000,000.00 (Three Million 00/100 Dollars, legal tender of the United States of America), with said amount being payable to the LESSOR or its transferee.

8.2 Also, and from the Date of Commencement of the Lease, and during the term of this agreement, the LESSEE is obligated to obtain, at its expense, a civil liability insurance policy protecting the LESSEE and the LESSOR against any demand, claim or action due to injuries or death of any person, or for any liability arising from damages to foreign property regarding the use of the Leased Property by the LESSEE. The liability limit of the corresponding insurance shall be at least $150,000.00 (One Hundred and Fifty Thousand 00/100) Dollars, currency of the United States of America.

8.2 The policies referred to in paragraphs 8.1 and 8.2 hereinabove shall have to be obtained with an insurance company authorized to issue insurance in Mexico, to the satisfaction of the LESSOR. Furthermore, within the clauses of said policies, it shall have to be stated that the latter may not undergo any modification whatsoever with regards to its coverage without prior consent and in written form on the part of the LESSOR. The LESSEE shall have to notify the LESSOR with at least thirty (30) days in advance of its intention to change insurance companies, so that the LESSOR may review and analyze the authorization of the new insurance company. Such authorization may not be denied

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        without proper justification.  Also, the corresponding policies shall establish in their clauses that, when pertinent, the LESSOR shall be notified with thirty (30) days in advance of its intention to terminate any such policies during the term hereof. A certified copy of the policies, as well as of the corresponding payment receipts, shall have to be delivered to the LESSOR, in its domicile, within fifteen (15) following the Date of Beneficial Occupancy. A certified copy of the documents of renewal of policies shall have to be delivered to the LESSOR with at least thirty (30) days before the date of completion of the policies.

8.4 Reciprocal Release. Both parties, as well as their authorized representatives, agree to remain mutually free from any claim for damages to any person, or to the Leased Property and its improvements, personal property, the LESSEE improvements, as well as the modifications both of the LESSOR and of the LESSEE, on or with regards to the Leased Property under the insurance policies contracted by the parties, and in effect when such damages occur.

IX.-    TAXES AND COSTS

9.1 The LESSOR shall be liable for the payment of the Income Tax and the Tax on Assets under the term of its obligations. On the other hand, the LESSEE shall be liable for the payment or reimbursement of the Property Tax to the LESSOR or for any other tax that could be stipulated on the Leased Property, and that may be derived thereof, or by the use of the latter on the part of the LESSOR, and to which the LESSEE is liable by law, including the Value Added Tax, and maintenance fees of the Industrial Park Association.

X.-     REPAIRS AND MAINTENANCE

10.1    LESSOR

        10.1.1 During the entire term hereof, as well as any extension of it, and after having notified the LESSEE in written form, the LESSOR shall have to proceed with the repairs of any structural defect of the Leased Property arising sa a consequence of normal wear and tear of the latter, including exterior walls, foundations, floors, structural plumbing, cistern and ceiling. The LESSOR shall also have to provide maintenance to the parking areas, drainage, and paved areas where damages exceed the amount of $5,000.00 Dollars (Five Thousand Dollars 00/100, legal currency of the United States of America), due to disaster, occurring as a consequence of underground earth movements. On the other hand, the LESSEE agrees to make its best effort to timely notify the LESSOR on the existence of any structural defect. Notwithstanding the aforementioned, in the event the LESSEE Improvements require the piercing of roofs in order to install equipment and fixtures, then the maintenance and repair of the roof areas that were affected by any of the LESSEE Improvements shall be the exclusive responsibility of the LESSEE. In addition, both parties agree that the repair of said structural deficiencies shall be deemed as the sole repair by which the LESSOR shall be liable hereunder. The LESSEE agrees to make its greatest effort in notifying the LESSOR on a timely basis on the existence of any structural defect. The LESSOR shall then proceed diligently to carry out the repairs as soon as practically possible, and to continue with them until they are thoroughly concluded.

        Furthermore, the LESSOR accepts every and any obligation to immediately maintain a repair, at its expense, and with minimum interference to the operations of the LESSEE, any superficial or structural defect or damage, as well as the damages caused by underground movements, with no restrictions of cost applicable due to a disaster, of an area of the Leased Property so described in Attachment "E" of this agreement identified as the "Excluded Area."

        10.1.2. The LESSOR shall not be liable, nor shall be obligated to repair the damages caused due to negligence of the part of the LESSEE, or of its workers, clients, contractors, or guests.

10.2    LESSEE

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

        10.2.1 THE LESSEE shall be deemed liable for the repairs that should be performed due to damages to the Leased Property, other than those referred to in clause 10.1 hereinabove. The damages referred to in this clause including in a declarative but not limitative manner, the maintenance that should be performed on the plumbing systems, sewer, telephone, gas, and to the equipment and fixtures, interior walls, inferior and exterior paint jobs, floor tiles, modular ceilings, ventilation and A/C systems and fixtures, heating, doors and windows, glass, shipment and loading ramps and docks, lighting, electrical system, and so on, of the Leased Property, and in general, everything not deemed a structural repair as stated in clause 10.1.1 hereinbefore. All repairs performed by the LESSEE shall have to be of an equal quality to that of the originals. All expenses as a result of carelessness and negligence of the part of the LESSEE, as stated hereof, shall have to covered by the LESSEE.

        10.2.2 The LESSEE shall have to keep the Leased Property, along with its improvements, free from any encumbrance or lien. With regards to the entirety of the parts of the Leased Property, the LESSEE shall have to care for them as to keep them clean and properly ordered, free from garbage, debris and forbidden materials.

XI.-    COMPENSATION

11.1 The LESSEE agrees to compensate and exonerate the LESSOR from any claim for damages and losses of any nature derived from negligence or omission on the part of the LESSEE, or of its contractors, licensees, agents, guests, employees, or derived from any accident, injury or any other damage caused to any person or property in or around the Leased Property, or in areas adjacent to the Leased Property, as well as against any and all fees and expenses, including legal fees, that should arise from such claims.

11.2 The LESSOR agrees to compensate and exonerate the LESSEE from any claim for damages or losses of any nature derived from negligence or omission on the part of the LESSOR, or of its contractors, licensees, agents, guests, or employees, or derived from any accident, injury or any other damage caused to any person or property in or around the Leased Property, or in areas adjacent to the Leased Property, as well as against any and all fees and expenses, including legal fees, that should arise from such claims.

XII.-   SERVICES

12.1 The LESSEE agrees to request directly from the renderers of the corresponding services, the public services the LESSEE may need to obtain from said renderers and shall immediately pay for any charge related with said services furnished to the LESSEE in the Leased Property including in declarative but not limitative manner, water, gas, electrical power and telephone service fees.

12.2 The LESSOR shall install or shall make arrangements for the installation, before the Date of Final Occupancy, of the infrastructure related with water and drainage services, fire hydrants, electrical power, and telephone lines, as are defined hereinbelow for the supply of water, drainage, fire hydrants, electrical power, and telephone service to the Leased Property in compliance with federal, state, and local regulations, and shall make all arrangements for the approval and acceptance of said infrastructure on the part of the authorities, whether they be federal, state, or local, that have jurisdiction over the streets adjacent to the Leased Property. In the event any charge, whether special or of any type, is filed against the Leased Property or the LESSEE, (other than rights of use), due to any of the aforesaid items, or by noncompliance on the part of LESSOR with any of its obligations as a developer, the LESSOR, at its expense, shall pay said charges and shall settle and close the matter.

12.3 The LESSOR guarantees that the Leased Property shall have at least 8000 Kva of 13,200 volts

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        available within the boundaries of the industrial shell.  Consequently the LESSEE may contract the electrical power up to said capacity only upon payment of the rights of connection and contract.

12.4 The LESSOR guarantees that the Leased Property has or shall have twenty (20) telephone lines available at the time of the completion of the Industrial Installations; the LESSEE shall have the right of exclusive use regarding said lines. Consequently, the LESSEE shall be able to contract up to twenty (20) telephone lines through the payment of the "contract rights" to the telephone company.

12.5 The LESSOR guarantees that the Leased Property shall have the drainage system, fire hydrant, and water works completed before or on the date of the Final Occupancy, as stated in Attachment "A1" hereof, so that it may be able to perform the industrial activities it has planned by the use of the appropriate pipeline system and water system that provide services to the Leased Property. The LESSEE shall contract the water supply up to said capacity from the COMISION NACIONAL DE AGUAS (National Water Commission, or CNA), by means of the payment of rights for measuring equipment and rights of connection.

12.6 In the event the LESSOR is not willing to provide the infrastructure for the public utilities guaranteed by the LESSOR as of the date of the Final Occupancy, or when LESSEE is not able to contract said services due to causes not attributable to the LESSEE, the LESSOR shall directly provide the LESSEE with said services at its exclusive expense, until the LESSEE is able to contract said services, and the LESSOR shall pay the difference between the cost the LESSEE would normally pay if said services were furnished by the public utilities companies, and the cost of the LESSOR when providing said services. It is agreed upon that LESSOR'S liability according to this clause shall end once the LESSEE has contracted the services referred to in this clause, and the supply of said services has been initiated.

12.7 Furthermore, in the event that after sixty (60) days of the Final Occupancy there is a lack of availability of these services so that the LESSEE'S operations may not be adequately performed, LESSEE may proceed to immediately terminate this agreement, with no obligation whatsoever, and LESSOR shall promptly reimburse all amounts paid by LESSEE hereunder, including in declarative but not limitative manner, the amounts regarding guarantee deposit and advance rents.

12.8 The LESSEE agrees to contract all public utilities with the corresponding suppliers, at least sixty (60) days before the date of the Beneficial Occupancy in order to insure a timely supply of said utilities to the Leased Property. The LESSOR agrees to furnish timely support to said contractings, and to provide all the appropriate information required to date by said suppliers. Also, the LESSOR agrees to make the necessary corrections as required by the companies providing said utilities, and by any LESSOR Improvement, in order to facilitate and allow for the rendering of said services.

XIII.-  CESSION AND SUBLEASE

13.1 The LESSEE may not cede nor sublease its rights and obligations hereunder, unless it obtains prior consent in written form on the part of the LESSOR, which may not be denied without proper justification. Such consent may not be deemed necessary when the LESSEE cedes or subleases in favor of an affiliate or subsidiary provided the LESSEE and the Guarantor are jointly liable for the obligations of the transferee and/or sublessor, whichever the case.

13.2 The LESSOR shall have the right to cede, in whole or in part, its rights and obligations hereunder. Consequently, the LESSEE herein authorizes the LESSOR, so that the latter may formalize the cessions it deems necessary. Also, the LESSOR shall have the express right of guaranteeing any of its present or future obligations with its rights hereunder.

XIV.-   WITHHOLDING OF RENT

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

The LESSEE herein waives any right to withhold the rent payments, except as stated in clause 16.2 hereof. Consequently the LESSEE shall pay in a timely manner, and under the terms agreed upon herein, all rent payments the LESSEE has a right to.

XV.-    ACCESS TO LEASED PROPERTY

15.1 Upon prior notice, and without undue interference to LESSEE'S operations, the LESSOR, or its authorized representatives, shall have the right to enter the Leased Property during all LESSEE'S business hours, and at all times in the event of an emergency, to perform repairs, modifications, or alterations to the Leased Property for which it is authorized or obligated in accordance with this agreement.

15.2 The LESSOR shall have the right to show the Leased Property to any prospect client within six (6) months prior to the term of this lease, provided the LESSEE has not notified the LESSOR as is stated in clause 7.4 hereinbefore. Prior to any demonstration, the LESSOR shall communicate the identity of said client to the LESSEE, and in the event the prospect client is a competitor of the LESSEE, the latter shall have the right to deny such Demonstration. By the same token, during said period of six (6) months, the LESSOR shall have the right to post signs its deems appropriate on the facade of the Leased Property in order to promote the leasing of it.

15.3 Except in the event of emergencies, the LESSOR shall notify the LESSEE before the former enters the Leased Property, and the LESSEE shall have the right to accompany the representatives of the LESSOR, as well as the prospect clients.

XVI.-   RIGHT OF PARTIES TO COMPLY WITH THEIR OBLIGATIONS

16.1 If at any given moment the LESSEE, fails to comply with one or more of the obligations at its expense, in compliance with this lease, the LESSOR, ten (10) days after it notified the LESSEE in written form (or without notice in the event of an emergency), without waiver or exonerating the LESSEE from compliance of any of its obligations in compliance with the LEASE, shall be able, without any obligation whatsoever, to enter the Leased Property in order to take all necessary measures required to comply with the obligations of the LESSEE hereunder. All amounts paid by the LESSOR, and all costs and expenses incurred upon by the LESSOR with respect to the compliance of any obligations of the LESSEE shall be paid by the LESSEE to the LESSOR when the latter so requires it.

16.2 If at any given moment the LESSOR fails to comply with its obligations regarding the completion of the Industrial Installations, including the aforementioned punch list on or before the 15th of April, of 1998, five (5) days after it notified the LESSOR in written form, without waiver or exonerating the LESSOR from compliance of any of its obligations in compliance with the LEASE, shall be able, without any obligation whatsoever, to carry out any act in the interest of the LESSOR in compliance with the obligations of building and completing the Industrial Installations hereunder. All amounts paid by the LESSEE, as well as all the costs and expenses incurred upon by the LESSEE with regards to compliance of any of said obligations of the LESSOR, shall be paid by the LESSOR to the LESSEE when the latter so requires it, or in the event they are not paid within a period of thirty (30) days, said amounts shall be discounted from the payment of future rents.

XVII.-  DAMAGE OR DESTRUCTION

17.1 The LESSOR and the LESSEE, respectively, shall be liable for damages to the Leased Property caused by their own fault or negligence, or that of their representatives, employees or visitors.

17.2 In the event the LESSEE is hindered, whether completely or partially, with regards to the use of the Leased Property due to damages caused by fire, Act of God or Force Majeure, or due to any other cause that leads to the hindrance of its business operations, the rent shall be reduced in proportion

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

        to the part of the Leased Property where use is hindered. If the LESSEE was hindered from using the Leased Property in its entirety, the rent shall not be paid during such period in which the LESSOR Improvements may not be used. In such case, and within a period of 20 days following the catastrophe, the LESSOR shall swiftly proceed, at its expense, and with funds coming from the insurance stated in clause eight (8) hereinbefore, to begin repairs, restoration or reconstruction of said LESSOR Improvements to the extent it is deemed necessary to provide the LESSEE with a property of equal quality, design, materials and construction than the one existing prior to the occurrence of damages, within a period that shall be agreed upon by both parties, and which should not exceed a period of three (3) months.

17.3 Notwithstanding the aforementioned, in the event such damages or destruction are total, or exceed 75% of the total insurable value of the LESSOR Improvements, and the LESSOR and LESSEE determine, within a period of ten (10) days following the damage or destruction, that the repairs, restoration or reconstruction may not be performed within a period of ninety (90) days following the damage or destruction, then the LESSEE shall have the right in any of these causes, and at its choice, to terminate this agreement through written notice furnished to the LESSOR within thirty (30) days following the date of damages with no responsibility whatsoever. In the event this agreement is terminated according to the provisions stated in this clause, the rent payable by the LESSEE in compliance with this agreement shall no longer be demandable in its entirety on the date of damages or destruction, and the LESSOR shall reimburse LESSEE with any amount received as advance payment for rent or guarantee deposit.

17.4 The percentage of the insurable value referred to in the preceding paragraph shall be determined by an insurance adjuster and the insurance company with which the insurance provided in clause eight
        (8) hereof was contracted.

17.5 If all obstacles to use the LESSOR Improvements are imputable to the LESSEE, its representatives, employees, and visitors, the LESSEE shall continue to pay the rent as if it were still making use of said shell.

XVIII.- PARK OBLIGATIONS AND RESTRICTIONS

18.1 The LESSEE agrees to comply in their entirety with the Covenants and Restrictions of the Park, which are annexed and are integrated herein as Attachment "B", and to pay $0.50 cents (Fifty cents 50/100, legal tender of the United States of America) for each square meter of the land of the Leased Property per year (hereinafter the "Maintenance Fee", to be apportioned according to the date of the Final Occupancy during the first year), for street maintenance, common landscaping, common areas, and so on, of the Industrial Park. Said Maintenance Fee shall no longer be demandable in accordance with a case of catastrophe as defined in clause 17 hereof.

XIX.-   GUARANTIES

19.1 The LESSOR acknowledges receiving from the LESSEE herein, the amount of $230,524.00 (Two Hundred and Thirty Thousand Five Hundred and Twenty Four Dollars, 00/100, legal tender of the United States of America). From said amount the LESSOR shall apply the amount of $57,631.00 (Fifty Seven Thousand Six Hundred and Thirty One, 00/100 Dollars, legal tender of the United States of America) as guarantee deposit, which shall be reimbursed to the LESSEE upon termination of this agreement, without interests, and after the LESSOR verifies, through an inspector, that the Leased Property is in good condition, clean, except for normal wear and tear, unless agreed upon otherwise by both parties in written form. The balance of said deposit, that is, the amount of $172,893.00 (One Hundred and Seventy Two Thousand Eight Hundred and Ninety Three, 00/100, Dollars, legal tender of the United States of America) shall be applied to the payment of rents during the first year of the Term of Agreement, by proportionally amortizing said amount during the second (2nd) through twelfth (12th) months of the first year of rent.

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

19.2 In the event of anticipated termination of this agreement due to causes attributable to LESSEE, LESSOR shall have the right to withhold every amount delivered to LESSOR as rent payment, whether anticipated or deposit, aside from any other right pertaining to LESSOR.

XX.-    NOTICES

20.1 Any notice that should be done to the parties in compliance with the terms hereof shall be remitted to the addresses stated hereinbelow, or to any other addresses provided from time to time by the parties. Said notices shall have to be in written form and shall be delivered in person. If remitted by mail, said notices shall be considered as carried through upon ten (10) days following their deposit at the postal service. If remitted via facsimile, said notices shall have to be sent to the addresses and telephone numbers mentioned hereinbelow. Should the notices be sent by mail or via facsimile, a duplicate of said notices should be remitted by certified mail, freight prepaid, with acknowledgment of receipt to the domiciles mentioned hereinbelow, or to the additional domiciles provided by the parties from time to time in written form.

TO THE LESSOR:                Avenida Pacifico No. 14533
                              Parque Industrial Pacifico
                              Tijuana, Baja California,
                              RE: Mr. Frederick Clarke Sanders
                              Telephone number: (66) 81-1211
                              Facsimile number: (66) 81-1346

TO THE LESSEE:                COASTCAST TIJUANA, S. DE R.L. DE C.V.
                              Paseo del Cucapah s/n
                              Delegacion de la Presa
                              Tijuana, Baja California 22500
                              Telephone number: (66) 27-9164
                              Facsimile number: (66) 27-9168

COASTCAST CORPORATION:        3025 E. Victoria Street
                              Rancho Dominguez, California 90224
                              United States of America
                              Telephone number: (310) 638-0595
                              Facsimile number: (310) 631-2884

XXI.-   ANTICIPATED TERMINATION

The LESSOR may terminate this agreement by any of the following causes:

21.1    In the event of termination of period stipulated in clause seven (7).

21.2 Noncompliance on the part of the LESSEE to pay the monthly rent, demandable by means of written notice given to the LESSEE according to the terms of clause 6.5 hereof, when said noncompliance persists for a period of ten (10) days following the receipt of said notice on the part of the LESSEE.

21.3 Noncompliance on the part of the LESSEE on any of the covenants, agreements and obligations stipulated herein when such noncompliance continues for a period of ten (10) days following receipt of written notice on the part of the LESSEE from the LESSOR stating such circumstance. In the event the noncompliance requires, with proper justification, of a period longer than the aforementioned thirty (30) days required to compensate, said term shall be extended accordingly.

21.4 A file for bankruptcy against the LESSEE or the Guarantor, if such action is not cancelled within ninety

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

        (90) days following notice to LESSOR regarding the existence of such a request.

21.5 In the event of an injunction, execution, or any other measure derived from a judicial decision that engages a substantial part of the assets of the LESSEE or the Guarantor, said injunction, execution, or measure derived from a judicial decision that remains without being released or acquitted for a period of sixty (60) days following the execution of said resolutions or injunctions.

21.6 In the event of appointment of a beneficiary or depositary in order to take possession of all or a substantial part of the assets belonging to the LESSEE or the Guarantor.

21.7 In the event both parties are unable to reach an agreement in compliance with clause 23.7 hereof, referring to the manner in which to mitigate any negative effect of the current price of the dollar in relation to the rent, which derives from the coming into force of a new legislation, or due to Force Majeure or Act of God occurring within a period of sixty (60) days following the coming into effect of said legislation or Force Majeure. In the event the LESSOR initiates any action to terminate or rescind this agreement against the LESSEE for causes stipulated herein, the LESSEE shall reimburse the LESSOR with any cost related with the vacancy of the Leased Property on the part of the LESSEE, (i) if the LESSEE does not vacate the Leased Property, (ii) said action is resolved in favor of the LESSOR by the competent courts where the issue was cleared up, and
        (iii) retroactive as of the date in which the corresponding action was filed, the LESSEE shall pay the LESSOR as contract penalty a monthly amount equal to two (2) times the monthly effective rent on the date in which said action was initiated, or the effective rent prior to the termination of the agreement. The LESSEE acknowledges that this clause shall not be interpreted as an authorization to occupy the Leased Property after the effective period hereof.

XXII.-  RENT OPTION

22.1 The LESSOR herein grants in favor of the LESSEE an irrevocable option of leasing approximately 20,000 square meters of land adjacent to the Leased Property and indicated for reference in the plan annexed herein as Attachment "A-2" (hereinafter the "Adjacent Land or Option") for which the LESSOR agrees to carry out the construction of a building, on the basis of the specifications agreed upon by the LESSOR and the LESSEE. The rent Option of the Adjacent Land shall be in effect during the first five (5) years of the initial term hereof and may be exercised in two phases by the LESSEE, each one for approximately 10,000 square meters of land, marked for reference in the plan that is annexed herein as Attachment "A-2", and also marked in the same plan as Phase 1 and Phase 2 (hereinafter referred to as "Phase 1", and "Phase 2", respectively).

The option granted herein shall be subject to the following terms:

22.1.1 The rent option of Phase 1 for the future construction of an expansion to the Leased Property shall be granted without any counterclaim for an initial term of two (2) years, beginning on the Date of Commencement of the Lease.

22.1.2 Upon termination of the second year of the Date of Commencement of the Lease, the LESSEE, at its choice, shall extend the term for the rent option of Phase 1 without performing any construction whatsoever of an industrial shell for an additional period of three (3) years, against payment to the LESSOR of the amount of $5,380.00 Monthly Dollars; said amount shall increase annually on every anniversary date of the Date of Commencement of the Lease, at the annual rate of two percent (2%).

22.1.3 The option to lease Phase 2, the Adjacent Land (or Option) for the eventual construction of an expansion of the Leased Property shall be granted with no consideration whatsoever for an initial term of three
        (3) years beginning on the Date of Commencement of the Lease. At its own choice, the LESSEE may extend the term of the option with respect to Phase 2 after said date, and for the remainder of the Initial Term of the Lease with without any need to perform any construction whatsoever, by paying LESSOR the amount of $5,380.00 Monthly Dollars, additional to the amount stipulated in the preceding paragraph, and whose sum shall be increased at an annual basis on the same dates and percentages as those stated in paragraph 22.1.2 hereinbefore.

22.1.4 It is agreed upon that in the event the option to build an expansion to the industrial building in Phase 1 of the Adjacent Land is not exercised, the option to sublease Phase 2 of the Adjacent Land shall be automatically cancelled. In case the LESSEE exercises its option for expansion during the term stated in paragraphs 22.1.1 and 22.1.3 hereinbefore, there shall be no "option" rent for the land during the construction period.

22.1.5 Once the LESSEE has received notice from the LESSOR, by means of which the latter informs the former of the exercise of these Options, the LESSOR agrees to perform in a timely manner the preparation of the preliminary plans for the construction schedule (collectively referred to as the "Preliminary Expansion Plans", and said Preliminary Expansion Plans shall be prepared in accordance with the instructions on the part of the LESSEE, or as agreed upon by both parties. The Expansion Improvements in Phases 1 and 2, whichever the case, shall have to be completed in a period of six (6) months as of the date in which the LESSEE notifies the LESSOR of the former's approval of the Expansion Plans. The price for the lease shall be based on the cost of the land and the construction divided by eighty
        (80), with the understanding that said Expansion Improvements shall be built by the LESSOR or by an affiliate of the LESSOR at LESSOR'S expense; or otherwise, the parties shall carry out mutual negotiations regarding the rent for the use of the Adjacent Land (or Option), to be paid by the LESSEE. After said period, the initial rent for the Adjacent Land and/or the Improvements, whichever the case, shall be increased at an annual rate of two percent (2%). The remaining terms and conditions related to said Adjacent Land and/or Additional Adjacent Land and/or Improvements shall be subject to the provisions hereof, when applicable, including those that relate to contract penalties, rent increases, guarantee deposit, term of lease, etc. On the basis of the aforesaid, the terms related to each phase must be reflected in a modification to this agreement, to be entered into by and between the parties in accordance with the acceptance of the LESSEE in relation to the Expansion Plans that correspond to each of said phases.

22.1.5.A For purposes of calculating the rent of the Expansion, the Adjacent
         Land shall have a value of $50.00 (Fifty Dollars, 00/100, currency of the United States of America) per square meter as of the Date of Commencement of the Lease, which shall be increased at an annual rate of two percent (2%).

22.1.5.B The term of the lease for the Leased Property shall be coextensive with the expansion of the lease.

XXIII.-  MISCELLANEOUS

23.1 In the event each of the parties exercise any action against the other in order to protect certain rights hereunder, said noncompliance shall not be interpreted as a waiver to any right derived hereof.

23.2 This agreement may only be modified by written accord signed by the authorized representatives of the parties.

23.3 In the event any part exercises an action against the other to demand compliance of this agreement, the party obtaining favorable resolution shall have a right to the expenses and costs and reasonable legal fees.

23.4 In compliance to what is provisioned by article 2869, paragraph III of the Civil Code for the State of Baja California, both parties agree to register this agreement, at LESSEE'S expense, in the REGISTRO PUBLICO DE LA PROPIEDAD (Public Registry of the Property), in the city of Tijuana, B.C., in the understanding that both parties agree to carry out all acts, ratifications, and certifications required for such purposes.

23.5 In the event of controversy due to the interpretation and compliance hereof, the parties expressly submit to the settlement of their controversies in arbitration in accordance with the terms stipulated

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

        in the Code of Commerce currently in effect in Mexico, for which both parties agree that the arbitration decision should be carried out in the Spanish language, with one sole arbitrator, who shall be an expert of matters of leasing of industrial shells, with domicile in Tijuana, Baja California, and said arbitrator shall be designated by mutual accord of the parties, and in the event of not reaching an agreement, the arbitrator shall be designated at the request of any of the parts by the Professional Association of Civil Engineers of the city of Tijuana, Baja California. Each party shall be responsible for its own costs and fees derived from the arbitration decision, and said costs and fees shall have to be eventually divided into equal parts between the parties. The arbitration decision shall be considered final and not subject to appeal.

        Notwithstanding the aforementioned, the parties agree that in any matter related with the noncompliance or termination of this agreement, they shall expressly submit to the jurisdiction of the Civil Courts of the city of Tijuana, Baja California, thereby waiving any other jurisdiction which might be applicable by reason of their present of future domiciles o otherwise.

23.6 In the event any provision hereof is by any one reason or another forbidden or not demandable in any aspect, this Agreement shall have to be interpreted as if said provision was never included within said agreement.

23.7 In view of the fact that is the intention of the parties under the terms hereof, that the LESSOR receives the Total Value of the Dollar with regards to the rents during the entire term of this agreement and its extensions, and that the LESSEE may make use of the Leased Property during said periods, both parties agree that in the event a new legislation comes into effect in the future, or that by an Act of God or Force Majeure, the effects deriving with regarding to this, provided they are exercised by the LESSEE, are those referring to the current price of the dollar as it undergoes a substantial reduction with respect to the payment of rent to the LESSOR, the LESSEE agrees not to exercise any of said rights that may derive in such decrease, unless such rights are a consequence of the Law. Notwithstanding the aforementioned and in order to be able to mitigate any negative effect on the value of the Dollar with regards to the rent, and so that the LESSOR may comply with its financial commitments contracted by the construction of the LESSOR Improvements, the LESSOR and LESSEE agree to carry out a diligent and comprehensive search for an equitable and law-abiding solution at that moment, so that the LESSOR may continue to receive the total value of the dollar with regards to the rent payments, and the LESSEE continues to enjoy and occupy the Leased Property.

XXIV.-  CORPORATE GUARANTEE

24.1 The LESSEE hereby delivers a guarantee from COASTCAST CORPORATION (for purposes of this agreement, the "Guarantor") to the LESSOR, under the Document of Guarantee, which is annexed herein as Attachment "D". Moreover, COASTCAST CORPORATION agrees to guarantee all and each one of the obligations of the LESSEE hereunder. Also, COASTCAST CORPORATION shall have to provide the LESSOR with the information audited on annual basis regarding its financial situation during the entire term of this agreement.

IN WITNESS WHEREOF, the parties enter into this Lease Agreement in the places and dates indicated as follows:

THE LESSOR                         THE LESSEE
MR. FREDERICK CLARKEE SANDERS      COASTCAST TIJUANA,
                                   S. DE R.L. DE C.V.


------------------------------     -----------------------------------
     (SIGNED)                      Name:  Ramon Ibarra Franco
Place: San Diego, California                   (SIGNED)
Date: January 5, 1998              Place:
                                         -----------------------------
                                   Date: January 5, 1998


MR. FREDERICK CLARKE SANDERS
FLOURIE



---------------------------------
     (SIGNED)
Place: San Diego, California
Date: January 5, 1998


MS. MONIQUE SANDERS FLOURIE



---------------------------------
     (SIGNED)
Place: San Diego, California
Date: January 5, 1998


MR. SCOTT MICHAEL SANDERS FLOURIE



---------------------------------
     (SIGNED)
Place: San Diego, California
Date: January 5, 1998

MR. CARLO MUZQUIZ DAVILA



---------------------------------
     (SIGNED)
Place: San Diego, California


                         THE GUARANTOR
                         COASTCAST CORPORATION



                         --------------------------------
                              (SIGNED)
                         Name: Dick W. Mora
                         Place: (RANCHO DOMINGUEZ, CA.)
                              --------------------------
                         Date: January 5, 1998


BANCRECER, S.A.                         WITNESS
INSTITUCION DE BANCA MULTIPLE
GRUPO FINANCIERO BANCRECER
DIVISION FIDUCIARIA



-----------------------------           -----------------------------------
     (SIGNED)                                    (SIGNED)
(ILLEGIBLE NAME OF REVIEWER)            Name: MR. ANGEL ORTEGA